UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2017, Neurocrine Biosciences, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Lease (the “Lease Amendment”) with Kilroy Realty, L.P. (the “Landlord”), amending that certain Amended and Restated Lease between the Company and the Landlord, dated November 1, 2011 (the “Lease”), pursuant to which the Company leases its principal executive offices located at 12780 El Camino Real, San Diego, CA (the “Premises”). The Lease Amendment extends the term of the Lease from January 1, 2020 (the date upon which the Lease was due to expire) through December 31, 2029. Under the Lease Amendment, commencing July 1, 2017, the Company will pay annual rent of $5,094,022, with annual increases each calendar year. Pursuant to the Lease Amendment the lease payments due under the Lease for each of July, August and September of 2017 shall be abated. The Lease Amendment also provides the Company with a right of first offer to enter into a lease for an adjacent building to the Premises, subject to the currently existing rights of third-parties in connection with such building. In addition, under the Lease Amendment, the Landlord has agreed to provide the Company with certain specified tenant improvements and to contribute towards the improvement of the Premises’ lobby. The Lease Amendment does not constitute the Company’s exercise of one of its two options to extend the Lease, and thus the Company retains two ten-year options to extend the Lease in accordance with the terms set forth in the Lease.

The foregoing does not purport to be a complete description of the Lease Amendment, and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2017	NEUROCRINE BIOSCIENCES, INC.

/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer